Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

February 17, 2009	TD JAVELIN CAPITAL FUND II, L.P.

	BY:	TD II REGIONAL PARTNERS, INC.
	ITS:	GENERAL PARTNER
	By:	/s/ James L. L. Tullis
James L. L. Tullis
Chief Executive Officer

February 17, 2009		TD LIGHTHOUSE CAPITAL FUND, L.P.
BY: TD II REGIONAL PARTNERS, INC.
ITS: GENERAL PARTNER
	By:	/s/ James L. L. Tullis
James L. L. Tullis
Chief Executive Officer

February 17, 2009	TD II REGIONAL PARTNERS, INC.
	By:	/s/ James L. L. Tullis
James L. L. Tullis
Chief Executive Officer

February 17, 2009	TULLIS-DICKERSON CAPITAL FOCUS II, L.P.
	BY:	TULLIS-DICKERSON PARTNERS II, L.L.C.
	ITS:	GENERAL PARTNER
	By:	/s/ James L. L. Tullis
James L. L. Tullis
Managing Member

February 17, 2009		TULLIS-DICKERSON PARTNERS II, L.L.C.
By:/s/ James L. L. Tullis
James L. L. Tullis
Managing Member

February 17, 2009		/s/ James L. L. Tullis
JAMES L. L. TULLIS

February 17, 2009		/s/ Joan P Neuscheler
JOAN P. NEUSCHELER

February 17, 2009		/s/ Thomas P. Dickerson
THOMAS P. DICKERSON

February 17, 2009		/s/ Lyle A. Hohnke
LYLE A. HOHNKE

February 17, 2009		/s/ Timothy M. Buono
TIMOTHY M. BUONO